UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 26, 2003

Sterion Incorporated

   (Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

                                                0-18785                                                           41-1391803

                                  (Commission File Number)                                    (I.R.S. Employer

                                                                                                                 Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Items 1, 3-6, 8-12  are not applicable and therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 26, 2003, Sterion Incorporated (the “Company”) completed the purchase, through its newly-created, wholly-owned subsidiary, LifeSafe Services, Inc., a Minnesota corporation (“LifeSafe”), of substantially all of the assets and certain liabilities of SOS International, Inc. (“SOS”) and certain assets of Complient Corporation (“Complient”) relating to SOS’s business of buying, leasing and servicing emergency oxygen tanks.  Substantially all of the outstanding capital stock of SOS is held by Complient.

The Company filed a Current Report on Form 8-K on December 11, 2003 to provide the information called for by Item 2 regarding the asset purchase.  The Company is filing this Amendment No. 1 on Form 8-K/A to Form 8-K to include financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

Financial Statements of the Oxygen Business of Complient Corporation as follows:

(i)

Unaudited financial statements of the Oxygen Business of Complient Corporation as of December 31, 2002 and September 30, 2003 and for the nine-month periods ended September 30, 2003 and 2002 including notes to the financial statement for the nine-month periods ended September 30, 2003 and 2002.

(ii)

Audited financial statements of the Oxygen Business of Complient Corporation as of and for the years ended December 31, 2002 and 2001, including notes to said financial statements and the related Independent Auditors’ Report

(iii)

Consent Letter from Deloitte & Touche, LLP dated February 6, 2004

(b)     Sterion Incorporated Pro Forma Financial Information

(i)

Unaudited pro forma consolidated balance sheet of the registrant as of September 30, 2003, and the unaudited pro forma statements of operations as of September 30, 2003, giving pro forma effect to the purchase of the Oxygen Business of Complient Corporation as if the acquisition had occurred.

(c)      Exhibits

None.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By:  /s/ Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:   February 6, 2004